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Exhibit 22:      SUBSIDIARIES OF THE REGISTRANT

All subsidiaries of the Company are listed below:

                                                                                             PERCENTAGE OF
                                                                                                VOTING
                                                                                              SECURITIES
                                                                        JURISDICTION OF      OWNED BY THE
                                SUBSIDIARY COMPANY                       INCORPORATION          COMPANY
                                ------------------                      ---------------      -------------
                     Air Engineering Company, Inc.                          Hawaii               100%
                     Amelco, Inc.                                           Nevada               100
                     Amelco Industries                                      California           100
                     American Electric Company, Limited                     Hawaii               100
                     Plateau Electrical Constructors, Inc.                  Utah                 100
                     Weststar Engineering, Inc.                             California            89





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